Exhibit 10.8

J.J. ASTOR & CO.

26 S Rio Grande St. #2072

Salt Lake City, UT 84101

May 30, 2026

Phoenix Motor Inc.

1500 Lakeview Loop

Anaheim, CA 92807

Attention: Xiaofeng Denton Peng

Re:	Payoff Letter for Phoenix Motor Inc.

Gentlemen:

Reference is made to that certain Loan Agreement dated as of March 14, 2025, between Phoenix Motor Inc. (the “Company”), and J.J. Astor & Co. (the “Lender”), and the other Transaction Documents, in each case as amended, supplemented or otherwise modified from time to time. Capitalized terms used herein without definition have the meanings given to them in the Loan Agreement.

This letter (this “Payoff Letter”) hereby confirms that immediately upon receipt by the Lender of a wire transfer in immediately available funds of the amount of $3,800,000 (the “Payoff Amount”) to the bank account set forth below by not later than 5:00 p.m. PDT on Monday, June 1, 2026 (the “Payoff Date”), automatically and without any further action by any party:

(i)	all Obligations under the Loan Agreement and all other Transaction Documents will be deemed to have been paid, satisfied and discharged in full;

(ii)	the Loan Agreement and the other Transaction Documents shall each be terminated and be of no further force and effect and all Liens, security interests, other security arrangements and/or guarantees granted in favor of the Lender or any of its Affiliates under the Loan Agreement and/or any other Transaction Document shall be deemed to be released and terminated;

(iii)	The Lender shall immediately deliver to East West Bank the attached Notice of Termination, a copy of which, executed by the Lender and the Company, is attached as Exhibit A hereto, to terminate the Deposit Account Control Agreement referenced therein;

(iv)	The Lender shall take any and all actions to immediately terminate and dismiss with prejudice all litigation and related proceedings filed against the Company and its affiliates and subsidiaries; and

(v)	The Company, the Company’s refinancing lender and their respective agents and representative shall be authorized to file, provide or record any and all termination statements, releases, notices of termination or release, instruments and other documents necessary, appropriate or desirable to terminate and release all security interests and Liens in favor of the Lender.

Payment of the Payoff Amount to the Lender shall be by wire transfer to:

Beneficiary Bank Name: Continental Bank

Beneficiary Bank Address: 15 W. South Temple, STE 300

Salt Lake City, UT 84101

Wire Routing Number: 124003077

Beneficiary Account Name: J.J Astor & Co.

Beneficiary Account Address: 26 S Rio Grande St. #2072

Salt Lake City, UT 8410 I

Beneficiary Account Number: **********

On or after the Payoff Date, the Lender agrees, at the Company’s reasonable expense, to deliver to the Company any original stock certificates, original stock powers or tangible property in its possession, if any, which has not been previously returned to the Company, and the Lender agrees to take all other additional actions requested by the Company as may be necessary to release its security interests and other Liens described above and otherwise effectuate the transactions contemplated by this Payoff Letter.

In the event that the Lender does not receive the Payoff Amount in the foregoing bank account by the Payoff Date, this Payoff Letter shall automatically terminate and be null and void ab initio, in which event the Lender may pursue all of its rights and remedies under the Loan Agreement and the other Transaction Documents.

This Payoff Letter shall be governed by and construed in accordance with the laws of the State of Utah. This Payoff Letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constituteone agreement. The undersigned parties have signed below to indicate their consent to be bound by the terms and conditions of this Payoff Letter.

(Signature Page to Follow)

2

Very truly yours,

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

AGREED:

PHOENIX MOTOR INC.

By:	/s/ Xiaofeng Denton Peng
Name:	Xiaofeng Denton Peng
Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE TO PAYOFF LETTER

EXHIBIT A

Notice of Termination

J.J. ASTOR & CO.

26 S. Rio Grande Street, #2072

Salt Lake City, UT 84101

May 27, 2026

East West Bank

9300 Flair Drive

#100W El Monte, CA

91731

Phoenix Motor Inc.

1500 Lakeview

Loop

Anaheim, CA 92807

Re:	Notice of Termination of Deposit Account Control

Agreement Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of April 15, 2025 (as amended, the “Deposit Account Control Agreement”), by and among Phoenix Motor Inc. (the “Borrower”), Phoenix Cars Inc., Phoenix Motorcars Leasing LLC, Phoenix Cars, LLC, Edison Future International Co, Ltd., J.J. Astor & Co (“Lender”) and East West Bank (“Deposit Holder”), a copy of which is attached hereto as Exhibit A.

Pursuant to Section 9 of the Deposit Account Control Agreement, effective as of the date of this Notice of Termination, Lender hereby terminates the Deposit Account Control Agreement in its entirety. Deposit Holder is hereby instructed to accept all future directions or orders with respect to the Accounts solely from the Borrower or the Borrower Subsidiaries, as the case may be.

[Signature Page Follows]

Very truly yours,

J.J. ASTOR & CO.,
a Utah corporation

By:
Name:	Michael Pope
Title:	Chief Executive Officer

ACKNOWLEDGED:

PHOENIX MOTOR INC.

By:
Name:	Xiaofeng Denton Peng
Title:	Chairman and Chief Executive Officer